                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (earliest event reported):  October 6, 1997 (October 1, 1997)




                            Rocky Mountain Internet, Inc.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)




          Delaware                 001-12063                   84-1322326
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)             Identification No.)



    1099 Eighteenth Street, 30th Floor, Denver, Colorado          80202
--------------------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:        (303) 672-0700
                                                  -----------------------------


--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

    (a) As of October 1, 1997, Mr. Douglas H. Hanson has obtained effective control of Rocky Mountain Internet, Inc. a Delaware corporation (the "Company"), by entering into a series of agreements, described in detail below, pursuant to which, among other things: (1) the Company issued and sold to Mr. Hanson 1,225,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") for a purchase price of $2,450,000, or $2.00 per share; (2) Mr. Hanson purchased 275,000 shares of Common Stock from four of the Company's shareholders, one of which is a director, and one of which was a director and officer of the Company, for an aggregate purchase price of $550,000, or $2.00 per share; (3) the Company agreed to issue to Mr. Hanson warrants (the "Warrants") to purchase 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, subject to adjustment as described below; (4) the Company granted Mr. Hanson incentive stock options to purchase 222,220 shares of Common Stock for an exercise price of $2.25 per share and non-qualified stock options to purchase 377,780 shares of Common Stock for an exercise price of $1.00 per share (collectively, the "Options"); (5) Mr. Hanson obtained proxies from 10 shareholders to vote an additional 2,030,844 shares of Common Stock, of which an aggregate of 1,211,574 can be voted for up to three years and the remainder can be voted only until the conclusion of the next meeting of shareholders at which directors are elected; and (6) Mr. Hanson was elected as a director and was elected the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company. As the result of Mr. Hanson's investment in the Company, Mr. Hanson owns approximately 23% (on a primary basis) of the number of shares of Common Stock outstanding on the date hereof. If Mr. Hanson exercises all of the Warrants and Options, he would own approximately 54% (on primary basis) of the number of shares of Common Stock that would be outstanding upon such exercise of the Warrants and Options. These percentage figures do not give effect to the potential issuance of approximately 2,840,420 shares of Common Stock that may be issued upon the exercise of outstanding warrants and options and the conversion of outstanding convertible preferred stock. On a fully diluted basis, after giving effect to the exercise of all outstanding warrants and options and the conversion of all outstanding convertible preferred stock, Mr. Hanson purchased approximately 16% of the shares of Common Stock of the Company and, assuming Mr. Hanson exercised all of the Warrants and Options, he would own approximately 42% of the number of shares of Common Stock that would be outstanding upon such exercise.

    STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND THE COMPANY

    Pursuant to a Stock Purchase Agreement between Mr. Hanson and the Company, the Company issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share.

    In connection with the execution of this Stock Purchase Agreement, the Board of Directors of the Company, in accordance with the Company's By-laws, increased the number of directors from three to five and elected Mr. Hanson, Mr. Reynaldo Ortiz, and Mr. D. D. Hock to be directors of the Company. Mr. Hanson was elected as the Company's President, Chief Executive Officer, and Chairman of the Board of Directors. Messrs. Ortiz and Hock were selected by Mr. Hanson, in accordance with the terms of this agreement, to be nominated and elected as directors of the Company. Contemporaneously with the election of Messrs. Hanson, Ortiz, and Hock, Roy J. Dimoff resigned as the President, Chief Executive Officer, and a director of the Company, and Gerald Van Eeckhout resigned as the Chairman of the Board of Directors but will remain as a director of the Company.

    Mr. Hanson served until November 1996 as the President and Chief Executive Officer of Qwest Communications, Inc., a telecommunications company with its principal executive offices in the Denver area. Mr. Ortiz has served as Vice President of U S West Communications, Inc. and of Jones Intercable, Inc. Mr. Hock recently retired as the Chairman and Chief Executive Officer of Public Service Company of Colorado.

    STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND ROY J. DIMOFF

    Pursuant to a Stock Purchase Agreement between Mr. Hanson and Roy J.
Dimoff, Mr. Dimoff sold to Mr. Hanson 150,000 shares of Common Stock for a purchase price of $300,000, or $2.00 per share. Contemporaneously with this purchase and sale, Mr. Dimoff resigned as a director and as President and Chief Executive Officer of the Company. Mr. Dimoff has not furnished the Company with any letter describing any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. In addition, as discussed below, Mr. Hanson entered into an agreement with Mr. Dimoff pursuant to which Mr. Hanson obtained the right to vote all shares of Common Stock owned by Mr. Dimoff.

    STOCK PURCHASE AGREEMENT AMONG DOUGLAS H. HANSON, CHRISTOPHER K. PHILLIPS, JIM D. WELCH, AND KEVIN R. LOUD

    Pursuant to a Stock Purchase Agreement among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch, and Kevin R. Loud, Mr. Hanson purchased 50,000 shares, 50,000 shares, and 25,000 shares of Common Stock from Messrs. Phillips, Welch, and Loud, respectively, for an aggregate purchase price of $250,000, in each case for $2.00 per share. In addition, as discussed below, Mr. Hanson entered into an agreement with Messrs. Phillips, Welch, and Loud pursuant to which Mr. Hanson obtained the right to vote all shares of Common Stock owned by them.

    REGISTRATION AGREEMENT

    Contemporaneously with the execution of the agreements described above, the Company entered into an agreement with Mr. Hanson to register all of the shares of Common Stock purchased in the above-described transactions, i.e., those shares purchased from the Company and those purchased from Messrs. Dimoff, Phillips, Welch, and Loud, and the Warrants and shares of Common Stock that may be issued pursuant to the exercise of the Warrants. The Company has agreed, not later than thirty days after the closing of the transactions described above, to use its commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission for the registration of the shares of Common Stock, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants and to maintain the effectiveness of such registration statement for a period of one year. The Company believes that, during the period of effectiveness of such registration statement, Mr. Hanson may sell all or any of the shares of Common Stock or Warrants subject thereto without restriction.

    (b) In addition to, and contemporaneously with, the agreements described above, pursuant to which Mr. Hanson purchased newly-issued or outstanding shares of Common Stock, Mr. Hanson entered into the following agreements, which may at a subsequent date result in a change in control of the Company.

    WARRANT AGREEMENT

    The Company entered into a Warrant Agreement with Mr. Hanson pursuant to which it agreed, subject to obtaining shareholder approval for an increase in the authorized capital of the Company, to issue to Mr. Hanson the Warrants, which entitle the holder thereof to purchase up to 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, for a period of 18 months from the date of issuance of the Warrants. As of the date hereof, the Company does not have a sufficient number of shares of its Common Stock authorized or reserved for issuance upon exercise of all of the Warrants. Accordingly, the Warrants have not been issued to Mr. Hanson, and the Company agreed that it would call a meeting of shareholders as soon as reasonably practicable following the date of the Warrant Agreement for the purpose, among other things, of amending the Company's Certificate of Incorporation to increase the authorized capital of the Company. As a result of the purchase by Mr. Hanson of the shares of Common Stock described herein and the proxies, described below, obtained by Mr. Hanson, the approval of such amendment by the Company's shareholders is assured.

    The Warrants are subject to standard anti-dilution provisions and adjustments in the number of shares of Common Stock that can be issued (and the exercise price for which they can be issued) in the event of the payment by the Company of cash or non-cash dividends, reorganizations, and other extraordinary events.

    The company has been advised that the source of all of the consideration for the purchase of the shares of Common Stock and Warrants purchased from the Company and the shares of Common Stock purchased from Messrs. Dimoff, Phillips, Welch, and Loud was a loan made in the ordinary course of business by a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). The identity of the bank has been omitted from this Report, pursuant to the rules and regulations of the Securities Exchange Act, at the request of Mr. Hanson, and the identity of the bank has been filed separately with the Securities and Exchange Commission. The loan bears interest at the rate of 192 basis points (i.e., 1.92%) above the London Interbank Offered Rate and has a term of two years. One-half of the outstanding principal, and accrued interest thereon, is payable in January 1998, and the remainder of the outstanding principal amount, and accrued interest thereon, is payable in January 1999. The loan is secured by a pledge of all of the shares of Common Stock that Mr. Hanson purchased from the Company and from Messrs. Dimoff, Phillips, Welch, and Loud and of income anticipated to be received by Mr. Hanson.

    SHAREHOLDERS' VOTING AGREEMENT AND IRREVOCABLE PROXY

    Contemporaneously with the agreements described above, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Messrs. Phillips, Welch, and Loud pursuant to which Messrs. Phillips, Welch, and Loud granted to Mr. Hanson their proxies to vote all shares of Common Stock held as of the date of the agreement or acquired subsequent thereto. The proxies terminate on the earlier of: (i) three years from the date of execution, i.e., October 1, 2000; or (ii) the date upon which any shares of Common Stock owned by the grantor of a proxy are sold, transferred, assigned, or otherwise disposed of (except by a pledge thereof) by such shareholder to a person other than: (A) a member of such shareholder's "immediate family," as such term is defined in Rule 16a-1(e) promulgated pursuant to the Securities Exchange Act, 17 C.F.R. Section 240.16a-1(e), or (B) a trust for the benefit of any member of such shareholder's immediate family; provided, however, that the termination applies only to such shares of Common Stock as are sold, transferred, assigned, or otherwise disposed of to persons other than members of the shareholder's "immediate family." As of October 1, 1997 the number of shares of Common Stock subject to these proxies was 1,211,574.

    Mr. Hanson also entered into a Shareholders' Voting Agreement and Irrevocable Proxy with seven other shareholders, including Mr. Dimoff. The terms of such agreement are similar to those of the agreement with Messrs. Phillips, Welch, and Loud, except that the proxies granted pursuant to the agreement with the seven shareholders expire immediately after the first meeting of shareholders held after October 1, 1997 at which directors are elected and the proxies will not terminate upon transfer of the shares of Common Stock that are subject to the proxies. As of October 1, the number of shares of Common Stock subject to these proxies was 819,270.

    Except as disclosed herein, the Company is not aware of any arrangements the operation of which may at a subsequent date result in another change in control of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    The following financial statements are filed as a part of this Report:

    (a)  Financial statements of business acquired.

         (Not applicable)

    (b)  Pro forma financial information

         1. Consolidated Balance Sheet (Unaudited) as of August 31, 1997 and pro forma Balance Sheet as of such date after giving effect to subsequent investments in the Company;

         2. Consolidated Statement of Operations (Unaudited) for the 8 months ending August 31, 1997.


    (c)  Exhibits:

    The following documents are being filed as Exhibits hereto:

4.8   Registration Agreement between Rocky Mountain Internet, Inc. and Douglas
H. Hanson, dated as of October 1, 1997;

4.9 Warrant Agreement between Rocky Mountain Internet, Inc. and Douglas H. Hanson, dated as of October 1, 1997;

4.10 Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch, and Kevin R. Loud, dated as of October 1, 1997;

4.11 Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Brian Dimoff, Paul B. Davis, Mike Mara, Monty Reagan, Roy J. Dimoff, Tim Seanlon, and Owen Seanlon, dated as of October 1, 1997;

10.1 Stock Purchase Agreement between Douglas H. Hanson and Rocky Mountain Internet, Inc., dated as of October 1, 1997;

10.2 Stock Purchase Agreement between Douglas H. Hanson and Roy J. Dimoff, dated as of October 1, 1997;

10.3 Stock Purchase Agreement among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch, and Kevin R. Loud, dated as of October 1, 1997; and

99.1 Press Release dated October 2, 1997 regarding investment in Rocky Mountain Internet, Inc. by Douglas H. Hanson

                            ROCKY MOUNTAIN INTERNET, INC.
                              CONSOLIDATED BALANCE SHEET

                                       UNAUDITED                             PROFORMA
                                         BALANCE     INVESTMENT         BALANCE SHEET
                                           SHEET     SINCE 8/31/97 (1)
                                           AS OF
                                         8/31/97

                                        ASSETS
Current Assets
    Cash                            $   150,832     $ 2,560,000          $ 2,710,832
    Short Term Investments          $   576,918                          $   576,918
    Accounts Receivable             $   684,700                          $   684,700
    Inventory                       $    56,091                          $    56,091
    Prepaid Expenses                $    18,755                          $    18,755

                                    -----------     -----------          -----------
Total Current Assets                $ 1,487,295     $ 2,560,000          $ 4,047,296
                                    -----------     -----------          -----------

Property, Plant & Equipment
    Property, Plant and Equipment   $ 3,629,709                          $ 3,629,709
    Accumulated Depreciation        $  (898,688)                         $ (898,688)

                                    -----------                          -----------
Total Property and Equipment        $ 2,731,022                          $ 2,731,022
                                    -----------                          -----------

Other Assets
    Intangible Assets               $   510,008                          $   510,008
    Deposits                        $   100,654                          $   100,654

                                    -----------                          -----------
Total Other Assets                  $   610,662                          $   610,662
                                    -----------                          -----------

                                    -----------     -----------          -----------
Total Assets                        $ 4,828,979     $ 2,560,000          $ 7,388,980
                                    -----------     -----------          -----------

                             LIABILITIES AND EQUITY

Current Liabilities
     Accounts Payable                  $    991,023                 $    991,023

     Notes Payable                     $    499,250                 $    499,250
     Current Maturities of LT Debt     $    547,505                 $    547,505
     Deferred Revenue                  $    399,150                 $    399,150
     Accrued P/R and Related Taxes     $    137,331                 $    137,331
     Other Current Liabilities         $    525,095                 $    525,095

                                       ------------                 ------------
     Total Current Liabilities         $  3,099,354                 $  3,099,354
                                       ------------                 ------------

                                       ------------                 ------------
     Long Term Debt                    $    974,910                 $    974,910
                                       ------------                 ------------

Stockholders Equity
     Common Stock                      $      5,381   $     1,335   $      6,716
     Preferred Stock                   $         93                 $         93
     additional Paid-in Capital        $  6,161,151   $ 2,558,665   $  8,719,816
     Treasury Stock                    $   (54,000)                 $   (54,000)
     Retained Earnings                 $(5,357,910)                 $(5,357,910)

                                       ------------   -----------   ------------
Total Equity                           $    754,715   $ 2,560,000   $  3,314,715
                                       ------------   -----------   ------------

                                       ------------   -----------   ------------
Total Liabilities and Equity           $  4,828,979   $ 2,560,000   $  7,388,980
                                       ------------   -----------   ------------


(1) All amounts shown are gross proceeds as follows:

    Funds from Private Placement       $    110,000
    Proceeds from Hanson investment       2,450,000
                                       ------------
    Total Cash Reciepts                   2,560,000

    Additional Paid-in Capital will subsequently be reduced by the costs of these offerings. These costs cannot be reasonably determined at this time.

                    ROCKY MOUNTAIN INTERNET, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                  EIGHT MONTHS ENDED AUGUST 31, 1997
                             (Unaudited)

REVENUE
    Internet access and services                        $    3,634,004
    Equipment sales                                     $      260,729
                                                        --------------
                                                        $    3,894,733
                                                        --------------
COST OF REVENUE EARNED
    Internet access and services                        $    1,113,791
    Equipment sales                                     $      205,798
                                                        --------------
                                                        $    1,319,589
                                                        --------------

GROSS PROFIT                                            $    2,575,144


GENERAL, SELLING AND ADMINISTRATIVE EXPENSES            $    5,139,084
                                                        --------------

OPERATING LOSS                                          $  (2,563,940)
                                                        --------------


OTHER INCOME (EXPENSE)
    Interest expense                                    $    (259,570)
    Other expense                                       $      (5,364)
    Interest income                                     $       31,617
                                                        --------------
                                                        $    (233,317)
                                                        --------------

LOSS BEFORE INCOME TAXES                                $  (2,797,257)

INCOME TAX EXPENSE                                      $            -
                                                        --------------

NET LOSS                                                $  (2,797,257)
                                                        --------------

                                      SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Rocky Mountain Internet, Inc.
                                       (Registrant)



Date: October 6, 1997                  /s/David L. Evans
                                       -----------------
                                       David L Evans, Executive Vice
                                            President

                                    EXHIBIT INDEX

Exhibit
Number                               Description
-------                              -----------

4.8 Registration Agreement between Rocky Mountain Internet, Inc. and Douglas H. Hanson, dated as of October 1, 1997

4.9 Warrant Agreement between Rocky Mountain Internet, Inc. and Douglas H. Hanson, dated as of October 1, 1997

4.10 Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch, and Kevin R. Loud, dated as of October 1, 1997

4.11 Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Brian Dimoff, Paul B. Davis, Mike Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon, and Owen Scanlon, dated as of October 1, 1997

10.1 Stock Purchase Agreement between Douglas H. Hanson and Rocky Mountain Internet, Inc., dated as of October 1, 1997

10.2          Stock Purchase Agreement between Douglas H. Hanson and Roy J.
              Dimoff, dated as of October 1, 1997

10.3          Stock Purchase Agreement among Douglas H. Hanson, Christopher K.
              Phillips, Jim D. Welch, and Kevin R. Loud, dated as of
              October 1, 1997

99.1 Press Release dated October 2, 1997 regarding investment in Rocky Mountain Internet, Inc. by Douglas H. Hanson